Exhibit 10.5

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

HYUNDAI AUTO RECEIVABLES TRUST 2025-A,
as Issuer,

HYUNDAI CAPITAL AMERICA,
as Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of March 12, 2025

(2025-A Asset Representations Review Agreement)

Table of Contents

i	(2025-A Asset Representations Review Agreement)

Table of Contents

(continued)

ii	(2025-A Asset Representations Review Agreement)

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of March 12, 2025 (this “Agreement”), among HYUNDAI AUTO RECEIVABLES TRUST 2025-A, a Delaware statutory trust, as issuer (the “Issuer”), HYUNDAI CAPITAL AMERICA, a California corporation (“HCA”), as servicer (the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as asset representations reviewer (the “Asset Representations Reviewer”).

WHEREAS, the Issuer desires to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by HCA, as seller, about the Receivables in the pool.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and conditions contained herein, the parties hereto agree as follows.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.      Usage and Definitions. (a) Except as otherwise specified herein or if the context may otherwise require, capitalized terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), by and among the Depositor, HCA, as seller and servicer, Hyundai Auto Receivables Trust 2025-A, as issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

(b)            With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

Section 1.2.      Additional Definitions. The following terms have the meanings given below:

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Receivable according to Section 3.4.

“Confidential Information” has the meaning stated in Section 4.9(b).

“Information Recipients” has the meaning stated in Section 4.9(a).

“Issuer PII” has the meaning stated in Section 4.10.

(2025-A Asset Representations Review Agreement)

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review and a Subject Receivable, the documents and other materials for each Test listed under “Review Materials” in Schedule A.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Incomplete” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

ARTICLE II
ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1.      Engagement; Acceptance. The Issuer engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer. Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2.      Confirmation of Scope. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Basic Documents, except as described in this Agreement or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Basic Documents.

ARTICLE III
ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1.      Review Notices. On receipt of a Review Notice in accordance with Section 7.05 of the Indenture, the Asset Representations Reviewer will commence an Asset Representations Review. The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until a Review Notice is received.

Section 3.2.      Identification of Subject Receivables. Within ten (10) Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer a list of the Subject Receivables.

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Section 3.3.      Review Materials.

(a)            Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within sixty (60) calendar days after receipt of the Review Notice in one or more of the following ways in the Servicer’s reasonable discretion: (i) by electronic posting of Review Materials to a password-protected website to which the Asset Representations Reviewer has access, (ii) by providing originals or photocopies of documents relating to the Subject Receivables at one of the properties of the Servicer or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove PII from the Review Materials so long as all information in the Review Materials necessary for the Asset Representations Reviewer to complete the Asset Representations Review remains intact and unchanged.

(b)            Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer reasonably determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) calendar days before completing the Review, and the Servicer will use reasonable efforts to provide the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency within fifteen (15) calendar days. If the missing or insufficient Review Materials have not been provided by the Servicer within sixty (60) calendar days, the parties agree that the Subject Receivable will have a Test Incomplete for the related Test(s) and the Review Report will indicate the reason for the Test Incomplete.

Section 3.4.      Performance of Reviews.

(a)            Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for each Subject Receivable the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test and Subject Receivable, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the Test could not be concluded as a result of missing or incomplete Review Materials (a “Test Incomplete”). The Asset Representations Reviewer will use such determination for all Subject Receivables that are subject to the same Test.

(b)            Review Period. The Asset Representations Reviewer will complete the Asset Representations Review of all of the Subject Receivables within sixty (60) calendar days after receiving access to the Review Materials under Section 3.3(a). However, if missing or additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the review period will be extended for an additional thirty (30) calendar days.

(c)            Completion of Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the Obligor or purchased from the Issuer by the Seller or the Servicer according to the applicable Basic Document. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Receivables and the Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Receivables and the related reason.

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(d)            Previously Reviewed Receivable. If a Subject Receivable was included in a prior Asset Representations Review, the Asset Representations Reviewer will not conduct additional Tests on any such duplicate Subject Receivable unless such Subject Receivable was deemed a Test Incomplete as a result of the failure of the Servicer to provide missing Review Material for such Subject Receivable and the Servicer elects to have such Subject Receivable included in the current Asset Representations Review. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Subject Receivable within the Review Report for the current Asset Representations Review.

(e)            Duplicative Tests. If the same Test is required for more than one representation or warranty listed on Schedule A, the Asset Representations Reviewer will only perform the Test once for each Subject Receivable but will report the results of the Test for each applicable representation or warranty on the Review Report.

(f)             Termination of Review. If an Asset Representations Review is in process and all of the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

Section 3.5.      Review Reports. (a) Within ten (10) calendar days after the end of the Asset Representations Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer and the Indenture Trustee a Review Report indicating for each Subject Receivable whether there was a Test Pass, a Test Incomplete or a Test Fail for each Test, or whether the Subject Receivable was a Test Complete and the related reason. The Review Report will contain a summary of the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Representations Review to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII. On the reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

(b)            Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer until payment of the Notes in full. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any Person other than the Servicer and will direct such Persons to submit written questions or requests to the Servicer.

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Section 3.6.      Limitations on Review Obligations. The Asset Representations Reviewer may rely on the information in any Review Notice, the list(s) of the Subject Receivables provided by the Servicer, and the accuracy and completeness of the Review Materials. The Asset Representations Reviewer will have no obligation:

(a)            to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture;

(b)            to determine which Receivables are Subject Receivables;

(c)            to confirm the validity of the Review Materials; or

(d)            to take any action or cause any other party to take any action under any of the Basic Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Receivables.

Section 3.7.      Dispute Resolution. The Asset Representations Reviewer acknowledges and agrees that any Review Report may be used by the Issuer, the Seller or the Servicer in any dispute resolution proceeding related to the Subject Receivables. No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding the Issuer’s, the Seller’s or the Servicer’s use of any Review Report; provided that the Asset Representations Reviewer will be reimbursed for its out-of-pocket expenses incurred in its participation in any dispute resolution proceeding.

ARTICLE IV
ASSET REPRESENTATIONS REVIEWER

Section 4.1.      Representations and Warranties. The Asset Representations Reviewer represents and warrants as of the Closing Date:

(a)            Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

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(c)            No Conflicts and No Violation. The execution, delivery and performance by the Asset Representations Reviewer of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or other agreement or instrument under which the Asset Representations Reviewer is a party, (B) result in the creation or imposition of any Lien on any of the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or other agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or any order, rule or regulation of a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)            No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Asset Representations Reviewer of this Agreement other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Asset Representations Reviewer to perform its obligations under this Agreement.

(e)             No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Asset Representations Reviewer, threatened in writing before a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(f)             Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1 and will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.1.

Section 4.2.      Covenants. The Asset Representations Reviewer covenants and agrees that:

(a)             Eligibility. It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b)            Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

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(c)             Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement or repayment of the Notes in full, whichever comes first.

Section 4.3.      Fees, Expenses and Indemnities.

(a)            Annual Fee. The Servicer will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee of $5,000.00. The annual fee will be payable by the Servicer on the Closing Date and on each anniversary thereof until this Agreement is terminated, provided, that in the year in which all public Notes are paid in full, the annual fee shall be reduced pro rata by an amount equal to the days of the year in which the public Notes are no longer outstanding.

(b)            Review Fee. Following the completion of an Asset Representations Review and the delivery to the Indenture Trustee, the Issuer and the Servicer of the Review Report, or the termination of an Asset Representations Review in accordance with Section 3.4(f), and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $200 for each Subject Receivable for which the Asset Representations Review was started (the “Review Fee”), to be paid as agreed in Section 4.3(e). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review or for any Asset Representations Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review in accordance with Section 3.4(f). The Servicer will pay the Review Fee to the Asset Representations Reviewer in accordance with the terms of the detailed invoice from the Asset Representations Reviewer. If an Asset Representations Review is terminated in accordance with Section 3.4(f), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Asset Representations Review no later than five Business Days before the final Payment Date in order to be reimbursed no later than the final Payment Date.

(c)             Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Asset Representations Reviewer will be reimbursed for its reasonable travel expenses incurred in connection with the Review in accordance with Section 4.3(e).

(d)            Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Servicer will reimburse the Asset Representations Reviewer for such expenses in accordance with Section 4.3(e).

(e)             Payment of Fees, Expenses and Indemnities. The Asset Representations Reviewer shall submit reasonably detailed invoices to the Servicer for any amounts owed to it under this Agreement. To the extent not paid by the Servicer within sixty (60) calendar days following the receipt of a detailed invoice on the due date therefor hereunder, the fees provided for in this Section 4.3 and the indemnities provided for in Section 4.6(a) shall be paid by the Issuer pursuant to the priority of payments set forth in Section 5.05(b) of the Sale and Servicing Agreement; provided, that prior to any such payment pursuant to the Sale and Servicing Agreement, the Asset Representations Reviewer shall notify the Servicer in writing that such payments have been outstanding for at least sixty (60) calendar days. For the avoidance of doubt, to the extent that such owed amounts are not paid in full by the Servicer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Servicer of incurred but otherwise unpaid amounts.

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Section 4.4.      Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement, including without limitation such actions that are based upon the exercise of judgment or discretion. Subject to the foregoing, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith, breach of this Agreement or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5.      Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Servicer, the Depositor, the Seller, the Sponsor, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities (including any reasonable legal fees and expenses incurred by an Indemnified Party in connection with the enforcement of any indemnification or other obligation of the Asset Representations Reviewer) resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) the Asset Representations Reviewer’s failure to comply with the requirements of applicable federal, state or local laws and regulations in the performance of its duties hereunder or (c) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the permitted resignation or removal of the Asset Representations Reviewer.

Section 4.6.      Indemnification of Asset Representations Reviewer.

(a)            Indemnification. The Servicer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, (ii) the Asset Representations Reviewer’s failure to comply with the requirements of applicable federal, state and local laws and regulations in the performance of its duties hereunder or (iii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement.

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(b)            Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), notify the Servicer of the Proceeding. The Servicer may participate in and assume the defense and settlement of a Proceeding at its expense. If the Servicer notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, the Servicer will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer, and an Indemnified Person. If there is a conflict, the Servicer will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Servicer and the Indemnified Person, which approval will not be unreasonably withheld.

(c)            Survival of Obligations. The Servicer’s obligations under this Section 4.6 will survive the permitted resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)            Repayment. If the Servicer makes any payment under this Section 4.6 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Servicer.

Section 4.7.      Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer or the Servicer, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) any claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s or the Servicer’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer and the Servicer will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer or the Servicer reasonably determines that it is required to make the disclosure under this Agreement or the other Basic Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8.      Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement.

Section 4.9.      Confidential Information.

(a)            Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Sponsor or its affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

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(b)            Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer, including:

(i)            lists of Subject Receivables and any related Review Materials;

(ii)           origination and servicing guidelines, policies and procedures and form contracts; and

(iii)          notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c)            Protection. The Asset Representations Reviewer will use best efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d)            Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

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(e)             Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f)             Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer, the Issuer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 4.9, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

Section 4.10.    Personally Identifiable Information.

(a)            Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), vehicle identification number or “VIN”, any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)            Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable laws and regulations and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

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(c)            Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i)            The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Representations Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)           The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d)            Notice of Breach. The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e)            Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f)            Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary from time to time for either party to comply with applicable law.

(g)            Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.10(g) with the inspections described in Section 4.7. The Asset Representations Reviewer will also permit the Issuer and its authorized representatives during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

12	(2025-A Asset Representations Review Agreement)

(h)            Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V
RESIGNATION AND REMOVAL;
SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1.      Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 5.2.      Resignation and Removal of Asset Representations Reviewer.

(a)            No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1. The Asset Representations Reviewer will notify the Issuer and the Servicer of its resignation as soon as practicable after it determines it is required to resign and stating the resignation date and including an Opinion of Counsel supporting its determination.

(b)            Removal of Asset Representations Reviewer. If any of the following events occur, the Issuer, by notice to the Asset Representations Reviewer, may, and in the case of clause (i) below, shall, remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)            the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii)            the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)            an Insolvency Event of the Asset Representations Reviewer occurs.

(c)            Notice of Resignation or Removal. The Issuer will notify the Servicer and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)            Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

13	(2025-A Asset Representations Review Agreement)

Section 5.3.      Successor Asset Representations Reviewer.

(a)             Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Issuer will appoint a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b)            Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)            Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on such obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer or the successor Asset Representations Reviewer.

Section 5.4.      Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI
OTHER AGREEMENTS

Section 6.1.      Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2.      No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor (including, without limitation, the Issuer) or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

14	(2025-A Asset Representations Review Agreement)

Section 6.3.      Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, (a) this instrument is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of Hyundai Auto Receivables Trust 2025-A, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this instrument and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this instrument or any other related documents. In no event will U.S. Bank Trust National Association in its individual capacity or a beneficial owner of the Issuer be liable for the Issuer’s obligations under this Agreement. For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.4.      Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.5 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.      Amendments.

(a)            This Agreement may be amended by the parties hereto, but without the consent of the Depositor, the Indenture Trustee, the Owner Trustee, any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or for the purpose of correcting any inconsistency with the Prospectus or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, subject to one of the following conditions:

(i)            the Servicer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders (and, if the Certificates are then held by anyone other than the Depositor or a U.S. Affiliate of the Depositor, the Certificateholders); or

15	(2025-A Asset Representations Review Agreement)

(ii)            the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes) with respect to such action.

(b)            With respect to any amendment for which clauses (a)(i) or (a)(ii) above cannot be satisfied, this Agreement can be amended with the consent of the Noteholders holding not less than a majority of the Outstanding Amount of the Controlling Class of Notes. It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such approval shall be with respect to the substance thereof.

(c)            Promptly after the execution of any amendment, the Administrator shall furnish written notification of the substance of such amendment to each Noteholder and each Rating Agency.

Section 7.2.      Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)            Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Servicer.

(b)            Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will each be a third-party beneficiary of this Agreement and entitled to enforce this Agreement against the Asset Representations Reviewer. No other Person will have any right or obligation under this Agreement.

Section 7.3.      Notices.

(a)            Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i)            For overnight mail, on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)           for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iii)          for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

16	(2025-A Asset Representations Review Agreement)

(b)            Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to: (i) (a) in the case of the Servicer, to Hyundai Capital America, 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: Treasurer, (b)  in the case of the Issuer, to Hyundai Auto Receivables Trust 2025-A, c/o Hyundai Capital America, 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: Treasurer, (c) in the case of the Indenture Trustee, to Citibank, N.A., 388 Greenwich Street, New York, New York, 10013, Attention: Agency & Trust – HART 2025-A, and (d) in the case of the Asset Representations Reviewer, to Clayton Fixed Income Services LLC, c/o Covius Services, LLC, 720 S. Colorado Blvd., Suite 200, Glendale, CO 80246, Attention: Legal Department, with a copy to ARRNotices@clayton.com, or, (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party.

Section 7.4.      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 7.5.      No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.6.      Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

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Section 7.7.      Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.8.      Counterparts; Electronic Signatures and Transmission.

(a)            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The Indenture Trustee and the Issuer are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of facsimiled signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Indenture Trustee and the Issuer may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee or the Issuer, including, without limitation, the risk of either the Indenture Trustee or Issuer acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(c)            The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(d)            Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission may be required to complete a one-time registration process.

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18	(2025-A Asset Representations Review Agreement)

EXECUTED BY:

HYUNDAI AUTO RECEIVABLES TRUST 2025-A,
as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Vice President

HYUNDAI CAPITAL AMERICA,
as Servicer

By:	/s/ Kwan Mook Lim
	Name:	Kwan Mook Lim
	Title:	Chief Financial Officer

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

By:	/s/ Anthony Neske
	Name:	Anthony Neske
	Title:	Senior Vice President

S- 1	(2025-A Asset Representations Review Agreement)

Schedule A

Representations and Warranties, Review Materials and Tests

Review Materials

•	Retail Installment Contract

•	Any assignment if not included in Contract

•	Documents which evidence the security interest in the Financed Vehicle (Certificate of Title, E-Title, Application for Title, etc) (the “Title Documents”)

•	List of Approved Contracts form numbers and revision dates

•	Servicing System screen prints or data fields within the Data Tape (As of the Cutoff Date) showing (the “Cutoff Date Data File”)

o	Receivable Active/Satisfied

o	Scheduled Monthly Payment amount

o	Annual Percentage Rate

o	Original Balance

o	Unpaid Balance

o	Maturity Date

o	Days Delinquent

o	Bankruptcy Flag

o	Litigation/Attorney Involvement Flag

o	Vehicle Repossessed Flag

o	Days Delinquent

A- 1	(2025-A Asset Representations Review Agreement)

•	Applicable Dealer Agreement

•	List of Seller Affiliates

•	Schedule of Receivables to Receivables Purchase Agreement and Sale and Servicing Agreement

•	Receivable File

	Representation	Method of Testing
(i)(a)

(i)        Characteristics of Receivables. Each Receivable:

(a)      was originated by a Dealer located in the United States of America for the retail sale of a Financed Vehicle, is payable in United States dollars, has been signed or electronically authenticated by the Obligor and the Dealer thereto, has been purchased by the Seller from such Dealer under an existing Dealer Agreement and has been validly assigned by such Dealer to the Seller,

1.       Confirm that Dealer’s location, indicated in the Receivable File, is in   United States.

2.       Confirm that the Receivable is payable in US Dollars.

3.       Confirm that the Receivable has been signed by the Obligor and the   Dealer.

4.       Confirm that there is a Dealer Agreement between the applicable Dealer   and the Seller.

5.       Confirm the assignment section of the Receivable is signed by the   Dealer and the Seller is listed as the assignee.

A- 2	(2025-A Asset Representations Review Agreement)

	Representation	Method of Testing
(i)(b)

(b)       has created or shall create a first priority security interest in favor of the Seller in the Financed Vehicle, which security interest has been assigned by the Seller to the Depositor and by the Depositor to the Issuer,

1.       Confirm that the Receivable contains security interest language in favor   of the Seller in the Financed Vehicle.

2.       Confirm that a Certificate of Title or other suitable documentation lists   Seller as lienholder or that an application for a Certificate of Title or other   suitable documentation has been filed in the applicable state listing the    Seller as lienholder.

3.       Confirm that the Receivable is listed on Schedules of Receivables to the   Receivables Purchase Agreement and the Sale and Servicing Agreement.

(i)(c)	(c) contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor,	1. Review the Receivable to confirm that its terms permit repossession and sale of the Financed Vehicle upon default by Obligor.
(i)(d)	(d) provided, at origination, for fixed level monthly payments (provided that the first and last payments may be different from but in no event more than three times the level payments) that fully amortize the Amount Financed over the original number of scheduled payments,

1. Review the Receivable in order to confirm all payments at origination were scheduled as fixed monthly payments, with the possible exception of the first and last payments, which may be three times the level payment.

2. Using the Truth in Lending section of the Receivable, confirm that payment schedule fully amortizes the Amount Financed over the original number of scheduled payments at the applicable APR.

(i)(e)	(e) amortizes using the simple interest method,	1. Confirm the Receivable employs a simple interest method of amortization.
(i)(f)	(f) has an Obligor which is not an affiliate of the Seller,	1. Confirm that the Obligor’s name does not appear on a list provided by the Seller of the Seller’s affiliates.

A- 3	(2025-A Asset Representations Review Agreement)

	Representation	Method of Testing
(i)(g)	(g) has an Obligor which is not listed on Seller’s electronic records related to receivables as a government or governmental subdivision or agency, and	1. Confirm the Cutoff Date Data File does not indicate the Obligor was a government entity.
(i)(h)	(h) has an Obligor which is not shown on the Servicer’s electronic records related to receivables as a debtor in pending bankruptcy proceeding,	1. Confirm the Cutoff Date Data File does not indicate the Obligor was in bankruptcy.
(ii)	(ii) Compliance with Law. Each Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable.	1. Confirm that the contract form number and revision date are on a list of approved contract forms provided by the Seller.
(iii)	(iii) Binding Obligation. Each Receivable represents the legal and binding payment obligation of the Obligor, enforceable in all material respects by the holder of the Receivable, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles, consumer protection laws and the Servicemembers Civil Relief Act.

1. Confirm that the contract form number and revision date are on a list of approved contract forms provided by the Seller.

2. Confirm that the buyer and co-buyer, if applicable, have signed the Contract.

(iv)	(iv) Chattel Paper. Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the state of origination. If such Receivable constitutes electronic chattel paper, the Seller has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC.

1. Confirm that the contract form number and revision date are on a list of approved contract forms provided by the Seller.

2. Confirm that there is a signature under the appropriate buyer, co-buyer, if applicable, and Seller signature lines within the contract.

3. Confirm the Receivable contains security interest language in favor of the Seller in the Financed Vehicle?

A- 4	(2025-A Asset Representations Review Agreement)

	Representation	Method of Testing
(v)	(v) One Original. There is only one executed original, electronically authenticated original or authoritative copy of the “contract” (within the meaning of the UCC) related to each Receivable.	1. Confirm the Contract was signed by the buyer and co-buyer, if applicable.
(vi)

(vi)      Receivables in Force.  As of the Cutoff Date, the Servicer’s electronic records related to receivables do not indicate that any Receivable was satisfied, subordinated or rescinded, or that any Financed Vehicle was released from the Lien of the related Receivable.  As of the Cutoff Date, none of the material terms of any Receivable has been expressly waived, altered or modified in any material respect since its origination, except by instruments or documents identified in the Seller’s receivable system.

1. Review the Cutoff Data File and confirm there is no evidence that the Receivable was satisfied, subordinated or rescinded or that the Financed Vehicle was released from the lien prior to the Cutoff Date.

2. Review Receivable File and the records in Seller’s receivable system for evidence of express waivers prior to the Cutoff Date that were neither identified in the Receivable File nor identified in the receivable system as of that date.

(vii)

(vii)     Lawful Assignment.  The terms of the Receivable do not prohibit the sale, transfer and assignment of such Receivable under this Agreement, the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.

1. Confirm that the contract form number and revision date are on a list of approved contract forms provided by the Seller.
(viii)	(viii) Title. Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien that will be released prior to the assignment of such Receivable hereunder), and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to each Receivable, free and clear of all Liens except Permitted Liens.

1. Review the Title Documents and confirm that the Seller is listed as a first priority lien holder for the Financed Vehicle and that no other lienholder is listed.

2. Confirm that the Title Documents indicate that the Receivable has not been sold, assigned or transferred to any other entity

A- 5	(2025-A Asset Representations Review Agreement)

	Representation	Method of Testing
(ix)

(ix)       No Defenses.  The Servicer’s electronic records related to receivables do not reflect any right of rescission, setoff, counterclaim or defense asserted or threatened by any Obligor for any Receivable indicated in the Seller’s receivable system.

1. Confirm the Cutoff Date Data File does not contain any indication of any right of rescission, counterclaim or defense asserted or threatened by any Obligor as of the Cutoff Date.
(x)

(x)        No Default.  As of the Cutoff Date, the Servicer’s receivable system did not disclose that there was any payment default under the terms of any Receivable (other than payment delinquencies of not more than 30 days).

1. Review the records in Seller’s receivable system to confirm that Receivable was not more than 30 days past due as of Cutoff Date.
(xi)	(xi) Insurance. Under the terms of each Receivable, the Obligor is required to maintain physical damage insurance covering the related Financed Vehicle.	1. Confirm the Receivable contains language that requires the Obligor to obtain and maintain insurance against physical damage to the Financed Vehicle.
(xii)(a)

(xii)      Individual Characteristics. Each Receivable has the following individual characteristics as of the Cutoff Date:

(a)       each Receivable had an original number of scheduled payments of not less than 24 or more than 84,

1. Review the Receivable, as amended by documents in the Receivable File and notations in the records in Seller’s receivable system, had an original number of scheduled payments within the allowable limits as of the Cutoff Date.
(xii)(b)	(b) no Receivable was more than 30 days past due as of the Cutoff Date,	1. Review the records in Seller’s receivable system to confirm the Receivable was not more than the maximum allowable days past due as of the Cutoff Date.
(xii)(c)	(c) no Receivable has a final scheduled payment date after November 7, 2031,

1. Confirm that the final scheduled payment date specified in the Receivable, as amended by documents in the Receivable File and notations in the records in Seller’s receivable system, was not later than latest allowable final scheduled payment date as of the Cutoff Date.

A- 6	(2025-A Asset Representations Review Agreement)

	Representation	Method of Testing
(xii)(d)	(d) no Receivable has an APR of less than 0.00%,	1. Review the records in Seller’s receivable system to confirm the Receivable did not have an APR less than the minimum allowable percentage rate as of the Cutoff Date.
(xii)(e)	(e) each Receivable has a remaining number of scheduled payments of at least 6 and not more than 81,	1. Review the records in Seller’s receivable system to confirm the Receivable had a remaining number of scheduled payments within the allowable limits as of the Cutoff Date.
(xii)(f)	(f) each Receivable has a remaining balance of at least $5,000.00 and not greater than $100,000.00, and	1. Review the records in Seller’s receivable system to confirm the Receivable had a remaining balance within the allowable limits as of the Cutoff date.
(xii)(g)	(g) each Receivable is secured by a new or used automobile, light-duty truck or other type of motor vehicle.	1. Confirm that the Receivable’s terms indicate the Receivable is secured by a new or used automobile, light-duty truck or other type of motor vehicle.

A- 7	(2025-A Asset Representations Review Agreement)